   ALLIS-CHALMERS ENERGY INC.

PRESS RELEASE	Contact:	Jeffrey Freedman
Vice President - IR
713-369-0550

ALLIS-CHALMERS ENERGY REPORTS
SECOND QUARTER 2007 RESULTS

2nd quarter income from operations increased 158.1% to $41.0 million
 2nd quarter net income increased 103.3% to $19.5 million, or $0.55 per diluted share

HOUSTON, TEXAS, August 8, 2007- Allis-Chalmers Energy Inc. (NYSE: ALY) today announced results for the three and six months ended June 30, 2007.

Revenues for the second quarter of 2007 rose 133.6% to $143.4 million compared to $61.4 million for the second quarter of 2006.  Revenues increased in the second quarter in all business segments, except for Tubular Services, due to investments in new capital equipment, improved pricing, the opening of new operating locations, and acquisitions completed in 2006.  Revenues increased principally as a result of our acquisition of DLS Drilling, Logistics & Services Corporation, or DLS, our international drilling subsidiary headquartered in Argentina, which was acquired on August 14, 2006.  Revenues also increased at our Rental Services segment primarily due to the acquisition of substantially all of the assets of Oil & Gas Rentals Services, Inc., or OGR, which was acquired on December 18, 2006.

Income from operations grew 158.1% to $41.0 million for the second quarter of 2007, including a pretax gain on sale of assets of $8.9 million, from $15.9 million in the second quarter of 2006.  EBITDA increased 169.3% to $54.8 million for the second quarter of 2007 compared to $20.4 million in the second quarter of 2006.  EBITDA is a non-GAAP item, and additional information and discussion regarding EBITDA is provided later in this release.

Net income for the second quarter of 2007 attributed to common shares increased 103.3% to $19.5 million, or $0.55 per diluted share, compared to net income of $9.6 million, or $0.50 per diluted share, in the second quarter of 2006.

Weighted average shares of common stock outstanding on a diluted basis increased 83.9% to 35.2 million shares for the second quarter of 2007 compared to 19.1 million shares for the second quarter of 2006, primarily due to the issuance of common stock related to our 2006 acquisitions and the common stock offering completed in January 2007. The provision for income taxes for the second quarter of 2007 was $11.3 million, or 36.7% of net income before income taxes, compared to $2.5 million, or 20.5% of net income before income taxes for the second quarter of 2006.  The tax rate in 2006 was favorably impacted by the reversal of the valuation allowance on our deferred tax assets.  The provision for income taxes in the second quarter of 2007 includes non-cash deferred income taxes of $5.2 million, equivalent to $0.15 per share.

Micki Hidayatallah, Allis-Chalmers’ Chairman and Chief Executive Officer, stated, “We are pleased that we were able to further integrate our operating units, increase capacity utilization, and maintain prices in most of our business segments.  Highlights in the quarter include: (1) an agreement to construct and operate an additional 17 service and drilling rigs for our major customer in Argentina; (2) the sale of our capillary tubing assets; (3) the acquisition of two companies in the directional drilling business; and (4) the integration of our sales and management positions in our Rental Services segment.  We are especially pleased that revenues and EBITDA exceeded expectations in our drilling and workover operations in Argentina in the first six months of 2007.”

Mr. Hidayatallah also noted, “Our outlook remains cautiously optimistic.  We should see additional earnings benefits in the balance of the year from our capital expenditure programs, improved utilization of our rental equipment, new rig deliveries for Argentina, and increased business in our Directional Drilling segment from recent acquisitions.  However, domestic activity could be affected negatively by weakening wellhead prices for natural gas, a more competitive pricing environment, potential delays in the delivery of new capital equipment, weakness in coiled tubing day rates and the increased cost of skilled coiled tubing operators.”

Segment Results:

•
Rental Services. Revenues for the quarter ended June 30, 2007 for the Rental Services segment were $32.4 million, an increase from $12.7 million in revenues for the quarter ended June 30, 2006.  Income from operations increased to $14.8 million in the second quarter of 2007 compared to $7.3 million in the second quarter of 2006.  Our Rental Services segment revenues and operating income for the second quarter of 2007 increased compared to the prior year due primarily to the OGR asset acquisition in December 2006.

•
International Drilling.  DLS, which was acquired in August 2006, generated revenues in the quarter ended June 30, 2007 of $52.9 million and operating income of $10.2 million.  These results reflect the successful integration of DLS and increased equipment utilization.

•
Directional Drilling.  Revenues for the quarter ended June 30, 2007 for our Directional Drilling segment were $21.3 million, an increase of 10.8% from the $19.2 million in revenues for the quarter ended June 30, 2006.  Income from operations decreased 8.3% to $4.0 million for the second quarter of 2007 from $4.4 million for the second quarter of 2006.  The decrease in operating income is due to increased expenses for down-hole motor rentals and repairs along with both increased operator and management retention costs.  The increase in expense offset the increase in revenues from the purchase of an additional six MWD tools in the second quarter of 2006 and improved pricing for our services.

•
Tubular Services.  Revenues for the quarter ended June 30, 2007 for the Tubular Services segment were $14.1 million, a decrease of 3.5% from the $14.6 million in revenues for the quarter ended June 30, 2006.  Revenues from domestic operations decreased to $11.9 million in the second quarter of 2007 from $13.0 million in the second quarter of 2006.  Revenues from operations in Mexico were $2.2 million for the second quarter of 2007 compared to $1.6 million for the second quarter of 2006.  Income from operations decreased 26.6% to $3.2 million in the second quarter of 2007 from $4.3 million in the second quarter of 2006.  The decrease in this segment’s revenues and operating income was due to an increased competitive environment domestically for casing and tubing services in some of the geographic areas in which we operate, and decreased sales of power tongs in the second quarter of 2007 compared to the second quarter of 2006.

•
Underbalanced Drilling.  Revenues for the quarter ended June 30, 2007 were $13.0 million an increase of 18.4% compared to $10.9 million in revenues for the quarter ended June 30, 2006.  Income from operations increased to $3.5 million in the second quarter of 2007 compared to income from operations of $3.2 million in the second quarter of 2006.  Our Underbalanced Drilling segment revenues and operating income for the second quarter of 2007 increased compared to the second quarter of 2006 primarily due to our investment in additional equipment.

•
Production Services.  Revenues for the quarter ended June 30, 2007 were $9.8 million an increase of 149.1% compared to $3.9 million in revenues for the quarter ended June 30, 2006.  Income from operations increased to $9.9 million in the second quarter of 2007 compared to $341,000 in the second quarter of 2006.  Our Production Services segment revenues and operating income for the second quarter of 2007 increased compared to the second quarter of 2006 due primarily to our acquisition of Petro-Rentals in October, 2006, and the addition of two coil tubing units in the fourth quarter of 2006 and one additional unit in the first quarter of 2007.  Operating income for the second quarter includes the $8.9 million pretax gain from the sale of our capillary assets.

Outlook & Guidance:

The following guidance is based on current expectations.  These statements are forward-looking and actual results may differ materially.  These statements do not include the potential effect of any future capital transactions, such as business combinations, divestitures and financings, which may be completed after the date of this press release.  In addition, our guidance ranges are based on the assumption that current market conditions in the company’s business segments will continue through the remainder of 2007.  Any material change in market conditions in any of our business segments could affect guidance.  The earnings per share estimates assume an average of 35.2 million fully-diluted shares for the full year of 2007.

Full Year
2007 Estimate

Revenues:	$555 mm to $572 mm
EBITDA:	$185 mm to $195 mm
Earnings Per share:	$1.70 to $1.80
(on a fully-diluted basis)

Conference Call:

We will host a conference call to discuss its 2007 second quarter financial results and recent developments at 10:00 am Eastern Daylight Time (9:00 am CDT) today, August 8, 2007.  To participate in the conference call, please log on to http://www.alchenergy.com or dial (888) 680-0865 and ask for the Allis-Chalmers’ conference call at least 10 minutes prior to the start time.  The participant passcode is 52337375.  For international calls – dial (617) 213-4853 and use participant passcode 52337375.  A telephonic replay will be available through August 15, 2007, and may be accessed by calling (888) 286-8010 (international calls (617) 801-6888) and using the passcode 93260973.  A webcast archive will also be available at http://alchenergy.com shortly after the call concludes.

About Allis-Chalmers

Allis-Chalmers Energy Inc. is a Houston-based multi-faceted oilfield company.  It provides services and equipment to oil and natural gas exploration and production companies, domestically in Texas, Louisiana, New Mexico, Colorado, Oklahoma, Mississippi, Utah, Wyoming, Arkansas, Alabama, West Virginia, offshore in the Gulf of Mexico, and internationally primarily in Argentina and Mexico.  Allis-Chalmers provides rental services, international drilling, directional drilling, tubular services, underbalanced drilling, and productions services.  For more information, visit Allis-Chalmers’ website at http://www.alchenergy.com or request future press releases via email at http://www.b2i.us/irpass.asp?BzID=1233&to=ea&s=0.

Forward-Looking Statements

This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Allis-Chalmers' business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.

Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which Allis-Chalmers operates, competition, obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation. Further information about the risks and uncertainties that may affect Allis-Chalmers are set forth in our company's most recent filings on Form 10-K (including without limitation in the "Risk Factors" section) and in its other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Allis-Chalmers undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

Use of EBITDA & Regulation G Reconciliation

This press release contains references to EBITDA, a non-GAAP financial measure that complies with federal securities regulations when it is defined as net income (the most directly comparable GAAP financial measure) before interest, taxes, depreciation and amortization.  Allis-Chalmers defines EBITDA accordingly for the purposes of this press release.  However, EBITDA, as used and defined by Allis-Chalmers, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP.  EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.  However, Allis-Chalmers believes EBITDA is useful to an investor in evaluating our company’s operating performance because this measure:

•
is widely used by investors in the energy industry to measure a company’s operating performance without regard to the items excluded from EBITDA, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;

•
helps investors to more meaningfully evaluate and compare the results of Allis-Chalmers’ operations from period to period by removing the effect of its capital structure and asset base from its operating results; and

•
is used by management for various purposes, including as a measure of operating performance, in presentations to the board of directors, as a basis for strategic planning and forecasting, as a component for setting incentive compensation and to assess compliance in financial ratios, among others.

There are significant limitations to using EBITDA as a measure of performance, including the inability to analyze the effect of recurring and non-recurring items that are excluded from EBITDA and materially affect net income or loss, results of operations, and the lack of compatibility of the results of operations of different companies.

Reconciliations of this financial measure to net income, the most directly comparable GAAP financial measure, are provided in the table below.

Reconciliation of EBITDA to GAAP Net Income
($ in millions)

	For the Three Months Ended
	06/30/07	06/30/06

Net income	19.50	9.59
Depreciation and amortization	13.74	4.49
Interest expense, net	10.23	3.80
Income taxes	11.33	2.47
EBITDA	54.80	20.35

- tables to follow -

ALLIS-CHALMERS ENERGY INC
CONSOLIDATED CONDENSED INCOME STATEMENT
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006

Revenues	$143,362	$61,383	$279,262	$109,294

Cost of revenues
Direct costs	83,218	32,879	160,823	60,877
Depreciation	12,248	3,828	24,064	7,158

Total cost of revenues	95,466	36,707	184,887	68,035

Gross margin	47,896	24,676	94,375	41,259

General and administrative expense	14,302	8,139	28,273	15,482
Gain on sale of capillary assets	(8,868)	-	(8,868)	-
Amortization	1,495	666	2,983	1,273

Income from operations	40,967	15,871	71,987	24,504

Other income (expense)
Interest expense	(11,338)	(3,847)	(24,909)	(7,552)
Interest income	1,108	50	1,867	127
Other	92	(6)	276	20
Total other income (expense)	(10,138)	(3,803)	(22,766)	(7,405)

Net income before income taxes	30,829	12,068	49,221	17,099

Provision for income taxes	(11,325)	(2,474)	(17,552)	(3,081)

Net income	$19,504	$9,594	$31,669	$14,018

Net income per common share:
Basic	$0.56	$0.53	$0.95	$0.80
Diluted	$0.55	$0.50	$0.93	$0.74

Weighted average shares outstanding:
Basic	34,662	18,050	33,502	17,578
Diluted	35,193	19,140	34,116	19,000

ALLIS-CHALMERS ENERGY INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2007	2006
	(unaudited)
ASSETS

Cash and cash equivalents	$106,762	$39,745
Trade receivables, net	120,591	95,766
Inventory	30,683	28,615
Prepaid expenses and other	10,291	16,636
Total current assets	268,327	180,762

Property and equipment, net	569,753	554,258
Goodwill	127,651	125,835
Other intangible assets, net	31,918	32,840
Debt issuance costs, net	15,033	9,633
Other assets	5,060	4,998

Total assets	$1,017,742	$908,326

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$7,222	$6,999
Trade accounts payable	29,657	25,666
Accrued salaries, benefits and payroll taxes	13,016	10,888
Accrued interest	19,723	11,867
Accrued expenses	19,958	16,951
Total current liabilities	89,576	72,371

Deferred income tax liability	26,699	19,953
Long-term debt, net of current maturities	509,524	561,446
Other long-term liabilities	580	623
Total liabilities	626,379	654,393

Commitments and Contingencies

Stockholders' Equity
Preferred stock	-	-
Common stock	348	282
Capital in excess of par value	321,903	216,208
Retained earnings	69,112	37,443
Total stockholders' equity	391,363	253,933

Total liabilities and stockholders' equity	$1,017,742	$908,326

ALLIS-CHALMERS ENERGY INC.
SEGMENT INFORMATION
(unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006

Revenue
Rental services	$32,379	$12,707	$63,960	$23,128
International drilling	52,861	-	101,749	-
Directional drilling	21,307	19,228	41,796	35,165
Tubular services	14,061	14,569	28,447	24,028
Underbalanced drilling	12,966	10,949	23,521	20,048
Production services	9,788	3,930	19,789	6,925
	$143,362	$61,383	$279,262	$109,294

Operating income (loss)
Rental services	$14,770	$7,308	$28,693	$12,306
International drilling	10,218	-	19,832	-
Directional drilling	4,004	4,367	8,289	6,972
Tubular services	3,167	4,314	6,360	6,165
Underbalanced drilling	3,525	3,204	6,136	5,441
Production services	9,899	341	11,502	618
General corporate	(4,616)	(3,663)	(8,825)	(6,998)
	$40,967	$15,871	$71,987	$24,504

Depreciation and amortization
Rental services	$6,490	$1,715	$12,751	$3,386
International drilling	2,741	-	5,448	-
Directional drilling	547	359	1,012	648
Tubular services	1,233	1,069	2,436	1,768
Underbalanced drilling	839	731	1,662	1,415
Production services	1,258	299	2,555	592
General corporate	635	321	1,183	622
	$13,743	$4,494	$27,047	$8,431

Capital expenditures
Rental services	$10,369	$417	$18,882	$1,101
International drilling	3,150	-	5,870	-
Directional drilling	1,658	707	5,941	3,405
Tubular services	2,094	4,373	4,758	5,500
Underbalanced drilling	5,067	792	6,525	3,016
Production services	2,272	365	4,630	1,046
General corporate	226	6	575	178
	$24,836	$6,660	$47,181	$14,246